PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into this 31st day of October 1995, by and between AMERICAN REGISTRATION SYSTEMS, INC., an Indiana corporation ("ARS") and IMAGE TECHNOLOGY, INC., a Nevada corporation ("ITI") on the following terms and conditions:

                                    RECITALS

     A. Christ M. Rousseff ("Rousseff") is an original inventor and owner of two United States Patents referable to the design and development of digital imaging and automated form dispensing machines for the automation of the process of issuing and renewing motor vehicle licenses; these patents, previously issued by the United States Patent and Trademark Office, more particularly are:

          1.  Patent  No. 4,970,655  dated  November 13,   1990  (Automatic  Fee
Collecting And Receipt Dispensing System); and

          2. Patent No. 5,349,534 dated September 20, 1994 (Automatic Form Dispensing System).

     B.  By  written   assignments  in  proper  form,  Rousseff  has  previously
transferred Patent No. 4,970,655 and Patent No. 5,349,534 to ARS.

     C. By Security and Pledge Agreement dated October 26, 1992, ARS previously pledged to ITI, as security for a $1,250,000 indebtedness, (1) all of its then issued and outstanding shares of common capital stock, and (2) the above-described Patent No. 4,970,655 together with all ancillary intellectual property pertaining thereto, including but not limited to all "know-how" trade secrets, other trade secrets, trade names, trademarks, and related intellectual property rights of any and every nature and description.

     D. Subsequent to the execution of the afore-described Security and Pledge Agreement, ARS defaulted in the payment of the underlying indebtedness secured by such Security and Pledge Agreement, and pursuant to pledge sale effectuated in compliance with all relevant requirements of the California Uniform Commercial Code, ITI became, and now remains, the owner of all ARS stock as well as the hereinabove described U. S. Patent No. 4,970,655. Following the aforementioned pledge sale and at the insistence of ITI, ARS executed, in proper form, a written assignment to ITI of U.S. Patent No. 4,970,655.

     E. As a part of the assignment by Rousseff to ARS of Patent No. 5,349,534, the parties entered into a Royalty Agreement whereby Rousseff is to be paid one (sent per transaction during a period coextensive with the duration of Patent No. 4,970,655.

     F. ARS now desires to sell, assign and transfer to ITI all intellectual property rights appurtenant or in any way pertaining to the above-described Patent No. 5,349,534, and subject to the Royalty Agreement hereinabove described.

     NOW, THEREFORE, in consideration of the agreements and covenants and upon the conditions set forth herein, the parties agree as follows:

     1. Incorporation By Reference. The Recitals set forth hereinabove are incorporated herein as though fully set forth.

     2. Sale And Assignment Of Patent. Upon full payment by ITI to ARS of the purchase price hereinbelow described, ARS hereby sells, assigns and transfers to ITI all right, title and interest in and to U.S. Patent No. 5,349,534. ARS intends by this sale transaction to accord to ITI all property rights pertaining to such patent, including without limitation the right to utilize in such manner as ITI may deem proper or expedient, all of the above-described intellectual property rights, including the right to grant exclusive licenses and sublicenses thereof, and the right to manufacture, have manufactured, use and sell any and all equipment which may be produced under said patent, in the United States and such other Countries or places in the world as ITI may select. Such use rights shall include the entitlement of ITI to license or otherwise authorize the use by franchisees, licensees, and/or sub-licensees for the remaining term of said patent.

          2.1 Termination Of Agreement. This Agreement and the rights of ITI thereunder as set forth in 2 immediately hereinabove, may be terminated only in accordance with Paragraph 6.1.1 below.

     3. Purchase Consideration. In consideration for the sale by ARS of U.S. Patent No. 5,349,534 to ITI, ITI shall pay to ARS the sum of Four Million Dollars ($4,000,000). ITI shall pay this purchase consideration to ARS in cash on October 31, 1996. Upon written request accompanied by evidence of demonstrated need therefor, ITI may obtain reasonable extensions of this time for payment of this purchase consideration, such time for payment, however, in no event to extend beyond May 1, 1997. In addition to the cash consideration above, ITI agrees immediately to assume all obligations under the Royalty Agreement between Rousseff and ARS.

     4. Warranty of Patent Rights. ARS hereby represents, covenants and warrants to ITI that the patents identified in the Recitals above have been duly issued and assigned as hereinabove set forth, and that all proprietary property rights pertaining to U.S. Patent No. 5,349,534 are transferable to ITI without the consent or approval of any person or entity other than ARS.

          4.1 No Infringement. The use by ITI of the intellectual property rights granted hereunder will not infringe upon any patent, trademark or proprietary rights of any person or entity other than ARS.

     5. Prosecution of Infringement Actions. Upon the effective date of this Agreement, ARS authorizes ITI to file, and agrees to co-operate with ITI in the prosecution of, such patent infringement and/or trade secret misappropriation actions as may be necessary to protect from infringement the patent and other proprietary rights granted hereunder. ARS agrees to join as a party plaintiff or provide such other cooperation as may be necessary or reasonably required to successfully pursue any such actions. ITI agrees to pay all such legal fees and costs which are reasonably and necessarily incurred in the pursuit of any such actions.

     6. Term. This Agreement shall commence and become effective on the date of its execution. Use, license and all other rights granted hereunder shall be perpetual, for the term of U.S. Patent No. 5,349,534 unless terminated pursuant to Paragraph 6.1 below, or otherwise limited by this Agreement.

          6.1 Termination. Failure by ITI to pay the purchase consideration specified in Paragraph 3 hereinabove, on or after October 31, 1996, and in no event later than May 1, 1997, shall constitute an event of default subjecting ITI to termination of all rights under this Agreement, and shall entitle ARS to ai immediate re-assignment of U.S. Patent No. 5,349,534. On the occurrence of an event of default as set forth above, ARS shall send notice of default and demand for payment to ITI specifying the event(s) of default and notifying ITI that failure to cure any such default(s) by payment of the full amount due will result in termination of the sales transaction and all use, license and other rights granted to ITI hereunder. Said notice of default shall be sent by Federal Express, other overnight mail delivery service or by prepaid first-class US. Mail, receipt requested, to the address for notice to ITI identified below. Said notice of default shall be deemed served on the date of delivery to the overnight delivery service or date of posting. ITI shall have thirty (30) days from the date of service of notice of default in which to cure the event(s) of default by payment in full of any and all amounts due to ARS. If cure is not made in such time, the Agreement shall terminate without further action by ARS.

          6.2 Result Of Termination. If the Agreement is terminated in accordance with the provisions of Paragraph 6.1 above, ITI shall no longer have any right, title or interest in or to U.S. Patent No. 5,349,534, nor any entitlement to use, license, or otherwise utilize such patent and/or rights pertaining thereto in any respect. By its execution of this Agreement, ITI covenants and agrees that after any such termination and upon written demand by ARS, ITI will execute and deliver, in proper form, a written re-assignment of U.S. Patent No. 5,349,534 to ARS or its designee.

     7. Assignment of Royalty Agreement. ARS hereby assigns to ITI that certain Royalty Agreement previously entered into by ARS and Rousseff, whereby Rousseff is to be paid one cent per transaction during a period co-existensive with the duration of Patent No. 5,349,534.

          7.1 Covenant of Further Assurance. The parties agree to execute and deliver, or cause to be executed and delivered to the other party, such other instruments and documents which may reasonably be requested or required to effectuate the terms and provisions of this Agreement.

          7.2 Notices. Any notice or document required or permitted to be served hereunder by either party hereto may be served by mailing the same postpaid, first-class mail to the other party at the party's last known address. Until otherwise notified, the addresses for the parties hereto for the purpose of such notice are as follows:

ARS:              American Registration Systems, Inc.
                  4407 Manchester Avenue, Suite 103
                  Encinitas, CA 9202

Rousseff:         Christ M. Rousseff
                  7688 St. Andrews Road
                  San Diego, CA

ITI:              Image Technology, Inc.
                  4407 Manchester Avenue, Suite 103
                  Encinitas, CA 92024

          7.3 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of California.

          7.4 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto and supersedes in all respects any prior agreement and understanding of the parties relating to the subject matter hereof. No supplement, modification or waiver of the Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereto (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          7.5 Severability. If any one or more of the provisions contained in this Agreement or in any instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, (i) such provision will be deemed amended to conform to applicable laws or such jurisdiction so as to be valid and enforceable, or if it cannot be so amended without materially altering the intention of the parties, it will be stricken, (ii) the validity, legality and enforceability of such provisions will not in any way be affected or impaired thereby in any other jurisdiction, (iii) such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument, and (iv) the remainder of this Agreement will remain in full force and effect.

          7.6 Headings. The headings of the Paragraphs herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          7.7 No Assignments. This Agreement may not be assigned by operation of law or otherwise without the written consent of the other party hereto.

          7.8 Attorneys' Fees. In the event either party hereto brings an action to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to his or its reasonable attorneys' fees and court costs reasonably incurred in connection therewith.

          7.9 Confidentiality. Each of the parties hereto shall maintain as confidential, and shall not disclose to any third party, any confidential or non-public information concerning the aforementioned patents, "know-how" trade secrets, other trade secrets and/or intellectual property or other proprietary rights appurtenant to the digital imaging and automated form dispensing machines which constitute the subject of such intellectual proprietary rights, without the prior written consent of the other party hereto. Any such disclosure to agents, contractors, subcontractors of and purchasers from ITI which is permitted with the written consent of ARS shall be accompanied by appropriate confidentiality or non-disclosure agreements executed by any such third party persons or entities.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                                        AMERICAN REGISTRATION SYSTEMS,
                                        INC., an Indiana corporation


                                         By:


                                         IMAGE TECHNOLOGY, INC., a Nevada
                                         corporation


                                         By:


                                         By:

                 ACCEPTANCE OF ASSIGNMENT OF ROYALTY AGREEMENTS

     ITI hereby accepts the assignment by ARS of the two Royalty Agreements with Rousseff hereinabove described, and agrees to be fully bound by and to perform all terms, conditions and covenants thereof for the benefit of Rousseff.

                                          IMAGE TECHNOLOGY, INC., a Nevada
                                          corporation


                                          By:






                   CONSENT TO ASSIGNMENT OF ROYALTY AGREEMENTS

     Rousseff hereby consents to the assignment to ITI of his two Royalty Agreements with ARS. AMERICAN REGISTRATION SYSTEMS, INC., an Indiana corporation


                                           By:
                                               CHRIST M. ROUSSEFF